FOR IMMEDIATE RELEASE

HALLMARK FINANCIAL SERVICES, INC.

ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2011 RESULTS

FORT WORTH, Texas, (March 14, 2012) - Hallmark Financial Services, Inc. (NASDAQ: HALL) (“Hallmark”) today reported fourth quarter 2011 net income of $0.3 million compared to $0.4 million reported for fourth quarter 2010. Hallmark reported a net loss of $10.8 million for fiscal year 2011, compared to net income of $7.3 million reported for fiscal year 2010. On a fully diluted basis, fourth quarter 2011 net income was $0.02 per share as compared to net income of $0.02 per share for the fourth quarter of 2010. Hallmark reported net loss of $0.55 per diluted share for fiscal year 2011, as compared to net income of $0.36 per diluted share for fiscal year 2010. Total revenues were $83.1 million for the fourth quarter 2011 as compared to $79.3 million for the fourth quarter of 2010. Total revenues for fiscal year 2011 were $322.8 million, up 5% from the $307.1 million reported for fiscal year 2010.

Mark J. Morrison, President and Chief Executive Officer, said, “Our results for the fourth quarter reflect continued profitable underwriting results by our two commercial segments after a challenging first half of fiscal 2011. Our Standard Commercial Segment reported a profitable combined ratio of 98.0% for the quarter due in large part to exiting certain classes of business that historically contributed to large loss volatility. Our Specialty Commercial Segment also reported improved results as evidenced by its fourth quarter combined ratio of 84.8% compared to 96.5% last quarter. This improvement was primarily driven by improved loss experience in our general aviation business unit.”

Mr. Morrison continued, “As we discussed last quarter, we have taken and continue to take aggressive steps to address the unfavorable financial performance of our Personal Lines Segment. As these actions take effect over the next few quarters, we expect this unit to return to an acceptable level of profitability.”

Mark E. Schwarz, Executive Chairman of Hallmark, stated, “Book value per share increased 2% during the fourth quarter but declined 4% for fiscal 2011. Investment income increased 7% to $15.9 million for fiscal 2011 compared to fiscal 2010. Cash flow from operations was $10 million in the fourth quarter and $25 million for fiscal 2011.”

“Hallmark utilized $6.4 million of its cash during the year to repurchase 875,712 shares or 4% of its outstanding common stock and also deployed $13.3 million net cash during the year for the acquisitions of Hallmark National Insurance Company and Texas Builders Insurance Company. Additionally, total cash and investments increased 2% during fiscal 2011 to $508 million. On a per share basis, total cash and investments increased at a greater rate of 7% during fiscal 2011 to an all-time high of $26.40 per share, due to the repurchase of shares during the year. Hallmark continues to have a significant amount of cash of $83.8 million as of the end of the year,” said Mr. Schwarz.

Mr. Schwarz continued, “Since inception of the company’s buyback program, Hallmark has repurchased 1,625,712 shares or 8% of the then outstanding common stock. The total cost of shares repurchased to date is $11.7 million or $7.17 per share, equivalent to 64% of Hallmark’s year-end book value per share of $11.22. There are approximately 2.4 million shares remaining authorized under the Company’s stock buyback program.”

	Three Months Ended
	December 31,
	2011	2010	% Change
	($ in thousands)
Gross premiums written	84,047	73,735	14%
Net premiums written	70,804	63,666	11%
Net premiums earned	76,282	70,902	8%
Investment income, net of expenses	4,115	4,336	-5%
Net realized gain on investments	456	2,645	-83%
Total revenues	83,102	79,333	5%
Net earnings (1)	303	420	-28%
Net earnings per share - basic	$0.02	$0.02	0%
Net earnings per share - diluted	$0.02	$0.02	0%
Book value per share	$11.22	$11.72	-4%
Cash flow from operations	$9,602	$7,426	29%

	Fiscal Year Ended
	December 31,
	2011	2010	% Change
	($ in thousands)
Gross premiums written	354,881	320,973	11%
Net premiums written	303,876	281,641	8%
Net premiums earned	293,041	278,271	5%
Investment income, net of expenses	15,880	14,849	7%
Net realized gain on investments	3,633	8,402	-57%
Total revenues	322,771	307,060	5%
Net (loss) earnings (1)	(10,821)	7,334	NM
Net (loss) earnings per share - basic	$(0.55)	$0.36	NM
Net (loss) earnings per share - diluted	$(0.55)	$0.36	NM
Book value per share	$11.22	$11.72	-4%
Cash flow from operations	$24,610	$36,360	-32%

(1)	Net (loss) earnings is net (loss) income attributable to Hallmark Financial Services, Inc. as reported in the consolidated statements of operations as determined in accordance with GAAP.

During the three months ended December 31, 2011 Hallmark’s total revenues were $83.1 million representing a 5% increase from the $79.3 million in total revenues for the same period of 2010. This increase in revenue was primarily attributable to increased earned premium due to increased production by the E&S Commercial business unit, a new space risk Specialty Program entered into during the first quarter of 2011 and the acquisition of the Workers Comp business unit during the third quarter of 2011. Further contributing to the increased revenues were favorable profit sharing commission revenue adjustments. These increases in revenue were partially offset by lower earned premium in the Standard Commercial business unit due to continued competition and continued soft market conditions and lower recognized gains on our investment portfolio.

During fiscal 2011, total revenues were $322.8 million, representing an approximate 5% increase over the $307.1 million in total revenues for fiscal 2010. This increase in revenue was primarily attributable to increased earned premium due to increased production by the Personal Lines and E&S Commercial business units, a new space risk Specialty Program entered into during the first quarter of 2011 and the acquisition of the Workers Comp business unit during the third quarter of 2011. Further contributing to the increased revenues were favorable profit sharing commission revenue adjustments and higher net investment income. These increases in revenue were partially offset by lower earned premium in the Standard Commercial business unit due to continued competition and continued soft market conditions and lower recognized gains on Hallmark’s investment portfolio.

Hallmark reported $0.3 million of net earnings for the three months ended December 31, 2011 as compared to net earnings of $0.4 million for the same period during 2010. Hallmark reported a net loss of $10.8 million for fiscal 2011, as compared to the $7.3 million net earnings reported for fiscal 2010. On a diluted basis per share, Hallmark reported net income of $0.02 per share for the three months ended December 31, 2011 and 2010. On a diluted basis per share, net loss was $0.55 per share for fiscal 2011 as compared to net income of $0.36 per share for fiscal 2010.

The increase in revenue for the three months and fiscal year ended December 31, 2011 was offset by increased loss and loss adjustment expenses due primarily to higher current accident year loss estimates. The increase in revenue for the fiscal year ended December 31, 2011 was also offset by unfavorable prior year loss development of $16.4 million recognized during the fiscal year ended December 31, 2011, as compared to unfavorable prior year development of $9.2 million recognized during the fiscal year ended December 31, 2010. Of the $16.4 million unfavorable development recognized for fiscal 2011, $19.7 million was a result of adverse prior year loss reserve development in the Personal Lines Segment, of which $10.3 million was directly attributable to loss development in Florida. In addition, the results for fiscal 2011 include $10.3 million in current accident year net losses from weather related claims, nearly all of which was incurred in the first half of 2011. As a result of the pre-tax loss and an increase in the proportion of tax-exempt income relative to total pre-tax loss, Hallmark reported an income tax benefit of $8.9 million, or an effective income tax rate of 45.3%, for fiscal 2011, as compared to income tax expense of $0.8 million, or an effective rate of 10.0%, for fiscal 2010.

Hallmark's consolidated net loss ratio was 75.2% and 81.6% for the three months and fiscal year ended December 31, 2011 as compared to 79.1% and 72.8% for the same periods in 2010. The adverse prior year development and the losses from the weather related claims contributed 9.1% to the 81.6% consolidated net loss ratio for the fiscal year ended December 31, 2011. Hallmark's net expense ratio was 29.3% and 30.8% for the three months and fiscal year ended December 31, 2011 as compared to 29.9% and 29.6% for the same periods in 2010. Hallmark’s net combined ratio was 104.5% and 112.4% for the three months and fiscal year ended December 31, 2011 as compared to 109.0% and 102.4% for the same periods in 2010.

Hallmark Financial Services, Inc. is an insurance holding company which, through its subsidiaries, engages in the sale of property/casualty insurance products to businesses and individuals. Hallmark’s business involves marketing, distributing, underwriting and servicing commercial insurance, personal insurance and general aviation insurance, as well as providing other insurance related services. The Company is headquartered in Fort Worth, Texas and its common stock is listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, general economic conditions, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:

Mark J. Morrison, President and Chief Executive Officer at 817.348.1600

www.hallmarkgrp.com

HALLMARK FINANCIAL SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2011 and 2010

($ in thousands)

ASSETS	2011	2010
Investments:
Debt securities, available-for-sale, at fair value (cost; $380,578 in 2011 and $383,530 in 2010)	$380,469	$388,399
Equity securities, available-for-sale, at fair value (cost; $30,465 in 2011 and $32,469 in 2010)	44,159	44,042

Total investments	424,628	432,441

Cash and cash equivalents	74,471	60,519
Restricted cash	9,372	5,277
Ceded unearned premiums	19,470	25,504
Premiums receivable	53,513	47,337
Accounts receivable	3,946	7,051
Receivable for securities	2,617	2,215
Reinsurance recoverable	42,734	39,505
Deferred policy acquisition costs	23,408	21,679
Goodwill	44,695	44,695
Intangible assets, net	26,654	30,241
Federal income tax recoverable	6,738	3,645
Prepaid expenses	1,458	1,987
Other assets	13,209	15,207

	$746,913	$737,303

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Revolving credit facility payable	$4,050	$2,800
Subordinated debt securities	56,702	56,702
Reserves for unpaid losses and loss adjustment expenses	296,945	251,677
Unearned premiums	146,104	140,965
Unearned revenue	55	116
Reinsurance balances payable	3,139	3,122
Accrued agent profit sharing	959	1,301
Accrued ceding commission payable	1,071	4,231
Pension liability	3,971	2,833
Payable for securities	203	2,493
Payable for acquisition	-	14,000
Deferred federal income taxes, net	434	4,154
Accounts payable and other accrued expenses	15,869	15,786

	529,502	500,180
Commitments and contingencies

Redeemable non-controlling interest	1,284	1,360

Stockholders’ equity:
Common stock, $.18 par value, authorized 33,333,333 shares in 2011 and 2010; issued 20,872,831 shares in 2011 and 2010	3,757	3,757
Additional paid-in capital	122,487	121,815
Retained earnings	94,995	105,816
Accumulated other comprehensive income	6,446	9,637
Treasury stock (1,609,374 shares in 2011 and 748,662 in 2010), at cost	(11,558)	(5,262)

Total stockholders’ equity	216,127	235,763

	$746,913	$737,303

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Statements of Operations

($ in thousands, except per share amounts)

	Three Months Ended		Fiscal Year Ended
	December 31		December 31
	(unaudited)
	2011	2010	2011	2010

Gross premiums written	$84,047	$73,735	$354,881	$320,973
Ceded premiums written	(13,243)	(10,069)	(51,005)	(39,332)
Net premiums written	70,804	63,666	303,876	281,641
Change in unearned premiums	5,478	7,236	(10,835)	(3,370)
Net premiums earned	76,282	70,902	293,041	278,271

Investment income, net of expenses	4,115	4,336	15,880	14,849
Net realized gains	456	2,645	3,633	8,402
Finance charges	1,678	1,807	6,826	7,054
Commission and fees	558	(371)	3,175	(1,575)
Other income	13	14	216	59

Total revenues	83,102	79,333	322,771	307,060

Losses and loss adjustment expenses	57,394	56,095	239,235	202,544
Other operating expenses	23,228	22,033	94,998	87,989
Interest expense	1,161	1,151	4,631	4,598
Amortization of intangible assets	896	916	3,586	3,665

Total expenses	82,679	80,195	342,450	298,796

Income (loss) before tax	423	(862)	(19,679)	8,264
Income tax (benefit) expense	90	(1,317)	(8,916)	825
Net income (loss)	333	455	(10,763)	7,439
Less: Net income attributable to non-controlling interest	30	35	58	105
Net income (loss) attributable to Hallmark Financial Services, Inc.	$303	$420	$(10,821)	$7,334

Net income (loss) attributable to Hallmark Financial
Services, Inc. common stockholders:
Basic	$0.02	$0.02	$(0.55)	$0.36
Diluted	$0.02	$0.02	$(0.55)	$0.36

Hallmark Financial Services, Inc

Consolidated Segment Data

(Unaudited)

	Three Months Ended December 31, 2011
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Gross premiums written	16,718	47,988	19,341	-	84,047
Ceded premiums written	(1,423)	(11,702)	(118)	-	(13,243)
Net premiums written	15,295	36,286	19,223	-	70,804
Change in unearned premiums	1,509	528	3,441	-	5,478
Net premiums earned	16,804	36,814	22,664	-	76,282

Total revenues	18,904	38,405	24,795	998	83,102

Losses and loss adjustment expenses	11,823	20,559	25,012	-	57,394

Pre-tax income (loss), net of
non-controlling interest	2,213	7,361	(7,274)	(1,907)	393

Net loss ratio (1)	70.4%	55.8%	110.4%		75.2%
Net expense ratio (1)	27.6%	29.0%	24.3%		29.3%
Net combined ratio (1)	98.0%	84.8%	134.7%		104.5%

	Three Months Ended December 31, 2010
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Gross premiums written	15,357	38,018	20,360	-	73,735
Ceded premiums written	(1,168)	(8,814)	(87)	-	(10,069)
Net premiums written	14,189	29,204	20,273	-	63,666
Change in unearned premiums	1,799	2,413	3,024	-	7,236
Net premiums earned	15,988	31,617	23,297	-	70,902

Total revenues	17,160	33,573	25,355	3,245	79,333

Losses and loss adjustment expenses	12,017	20,496	23,582	-	56,095

Pre-tax income (loss), net of
non-controlling interest	727	3,486	(5,230)	120	(897)

Net loss ratio (1)	75.2%	64.8%	101.2%		79.1%
Net expense ratio (1)	27.0%	30.9%	24.3%		29.9%
Net combined ratio (1)	102.2%	95.7%	125.5%		109.0%

[1]	The net loss ratio is calculated as incurred losses and LAE divided by net premiums earned, each determined in accordance with GAAP. The net expense ratio is calculated for the business units that retain 100% of produced premium as total operating expenses for the unit offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP. For the business units that do not retain 100% of the produced premium, the net expense ratio is calculated as underwriting expenses of the insurance company subsidiaries for the unit offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP. The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.

Hallmark Financial Services, Inc.

Consolidated Segment Data

	Fiscal Year Ended December 31, 2011
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Gross premiums written	69,420	185,020	100,441	-	354,881
Ceded premiums written	(5,476)	(40,743)	(4,786)	-	(51,005)
Net premiums written	63,944	144,277	95,655	-	303,876
Change in unearned premiums	642	(8,784)	(2,693)	-	(10,835)
Net premiums earned	64,586	135,493	92,962	-	293,041

Total revenues	72,830	142,838	101,351	5,752	322,771

Losses and loss adjustment expenses	50,940	87,265	101,030	-	239,235

Pre-tax income (loss), net of
non-controlling interest	1,329	14,421	(29,606)	(5,881)	(19,737)

Net loss ratio (1)	78.9%	64.4%	108.7%		81.6%
Net expense ratio (1)	31.2%	29.8%	26.2%		30.8%
Net combined ratio (1)	110.1%	94.2%	134.9%		112.4%

	Fiscal Year Ended December 31, 2010
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Gross premiums written	67,832	157,849	95,292	-	320,973
Ceded premiums written	(4,260)	(34,876)	(196)	-	(39,332)
Net premiums written	63,572	122,973	95,096	-	281,641
Change in unearned premiums	1,999	1,125	(6,494)	-	(3,370)
Net premiums earned	65,571	124,098	88,602	-	278,271

Total revenues	69,670	131,076	96,741	9,573	307,060

Losses and loss adjustment expenses	51,468	78,911	72,165	-	202,544

Pre-tax income (loss), net of
non-controlling interest	(2,316)	13,315	(705)	(2,135)	8,159

Net loss ratio (1)	78.5%	63.6%	81.4%		72.8%
Net expense ratio (1)	30.7%	29.7%	22.4%		29.6%
Net combined ratio (1)	109.2%	93.3%	103.8%		102.4%

[1]	The net loss ratio is calculated as incurred losses and LAE divided by net premiums earned, each determined in accordance with GAAP. The net expense ratio is calculated for the business units that retain 100% of produced premium as total operating expenses for the unit offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP. For the business units that do not retain 100% of the produced premium, the net expense ratio is calculated as underwriting expenses of the insurance company subsidiaries for the unit offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP. The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.